                                                       Registration No. 33-59969
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          HARRAH'S ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                             62-1411755
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                                1023 Cherry Road
                            Memphis, Tennessee 38117
                    (Address of Principal Executive Offices)

             HARRAH'S ENTERTAINMENT, INC. 1990 RESTRICTED STOCK PLAN
                            (Full title of the plan)

                               E. O. Robinson, Jr.
                    Senior Vice President and General Counsel
                       1023 Cherry Road, Memphis, TN 38117
                                 (901) 762-8600
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE

============================== =============== ================ ================== ==============
Title of Securities to be      Amount to be    Proposed         Proposed Maximum   Amount of
Registered                     Registered (1)  Maximum          Aggregate          Registration
                                               Offering Price   Offering Price     Fee
                                               Per Share (2)    (2)
------------------------------ --------------- ---------------- ------------------ --------------
Common stock, par value          3,100,000        $25.4688         $78,953,280      $23,291.22
$0.10 per share
============================== =============== ================ ================== ==============

(1) Harrah's Entertainment, Inc. 1990 Restricted Stock Plan, as amended, (the "Plan") authorizes the issuance of a maximum of 5,200,000 shares (including the 3,100,000 shares being registered hereby) of Common Stock of Harrah's Entertainment, Inc. (the "Company"), plus reissuances of cancelled shares and adjustments to shares to account for any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants to purchase Common Stock or other securities of the Company, or other similar transaction or event.

(2) For purposes of computing the registration fee only, pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices reported on the New York Stock Exchange on May 5, 1998.

                                    STATEMENT
                               ------------------



        Harrah's Entertainment, Inc. (the "Company") has amended the Harrah's Entertainment, Inc. 1990 Restricted Stock Plan (the "Plan"), by increasing the number of shares in the Plan by an additional 3,100,000 shares. The Company has also extended the expiration date of the Plan to February 25, 2008.

        The contents of the earlier Registration Statement, file number 33-59969, are incorporated herein by reference.

Item 8. Exhibits
        --------

Exhibit No.                  Description
----------------             -----------

*EX-4.1 Amendment to Harrah's Entertainment, Inc. 1990 Restricted Stock Plan effective May 1, 1998.

*EX-4.2 Amendment to Harrah's Entertainment, Inc. 1990 Restricted Stock Plan effective April 30, 1998.

*EX-5 Opinion of E. O. Robinson, Jr. as to the legality of the securities being registered hereby.

*EX-23.1       Consent of E. O. Robinson, Jr. (included as part of Exhibit 5).

*EX-23.2 Consent of Arthur Andersen LLP, independent certified public accountants.

*EX-24         Power of Attorney (incorporated into the signature pages hereof).

-----------------
*  Filed herewith.

                                   Signatures
                                 ---------------



        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 12, 1998.

                                            HARRAH'S ENTERTAINMENT, INC.




                                            By:    E. O. ROBINSON, JR.
                                                   -------------------
                                                   E. O. Robinson, Jr.
                                                   Senior Vice President and
                                                        General Counsel

                                POWER OF ATTORNEY
                       -----------------------------------

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Philip G. Satre, Colin V. Reed, and E. O. Robinson, Jr. and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.



        Signature                           Title                      Date
      --------------                       ------                    -------

  SUSAN CLARK-JOHNSON                     Director                 May 12, 1998
-------------------------
  (Susan Clark-Johnson)

  JAMES B. FARLEY                         Director                 May 12, 1998
-------------------------
  (James B. Farley)

  JOE M. HENSON                           Director                 May 12, 1998
-------------------------
  (Joe M. Henson)

  RALPH HORN                              Director                 May 12, 1998
-------------------------
  (Ralph Horn)

        Signature                          Title                       Date
      --------------                       ------                    -------

  R. BRAD MARTIN                          Director                 May 12, 1998
-------------------------
  (R. Brad Martin)

  WALTER J. SALMON                        Director                 May 12, 1998
-------------------------
  (Walter J. Salmon)

  PHILIP G. SATRE                         Director, Chairman,      May 12, 1998
--------------------------                President and Chief
  (Philip G. Satre)                       Executive Officer

  BOAKE A. SELLS                          Director                 May 12, 1998
--------------------------
  (Boake A. Sells)

  EDDIE N. WILLIAMS                       Director                 May 12, 1998
--------------------------
  (Eddie N. Williams)

  COLIN V. REED                           Chief Financial          May 12, 1998
--------------------------                Officer
  (Colin V. Reed)

  JUDY T. WORMSER                         Controller and           May 12, 1998
--------------------------                Principal Accounting
  (Judy T. Wormser)                       Officer

                                  EXHIBIT INDEX
                              ---------------------



Exhibit No.                  Description                    Sequential Page No.
-----------           -----------------------               -------------------

*EX-4.1               Amendment to Harrah's                             7
                      Entertainment, Inc. 1990
                      Restricted Stock Plan effective
                      May 1, 1998.

*EX-4.2               Amendment to Harrah's                             8
                      Entertainment, Inc. 1990
                      Restricted Stock Plan effective
                      April 30, 1998.


*EX-5                 Opinion of E. O. Robinson, Jr.                    9
                      as to the legality of the securities
                      being registered hereby.

*EX-23.1              Consent of E. O. Robinson, Jr.                    9
                      (included as part of Exhibit 5).

*EX-23.2              Consent of Arthur Andersen LLP,                   10
                      independent certified public
                      accountants.

*EX-24                Power of Attorney (incorporated                   4
                      into the signature pages hereof).

------------
*   Filed herewith.